Exhibit 10(u)


                            MERRIMAC INDUSTRIES, INC.

                          REGISTRATION RIGHTS AGREEMENT


              This Registration Rights Agreement (the "Agreement") is made as of October 26, 2000, by and between Merrimac Industries, Inc., a New Jersey corporation (the "Company"), and the parties listed on the attached Schedule 1 (the "Purchasers").


                                    RECITALS

              The Company and the Purchasers have entered into a subscription agreement (the "Purchase Agreement"), dated as of the date hereof, pursuant to which the Company sold to the Purchasers and the Purchasers purchased from the Company 100,000 shares of the Company's Common Stock (the "Shares") and warrants to purchase 100,000 shares of the company's common Stock (the "Warrants", and collectively with the Shares, the "Securities"). A condition to Purchasers' obligations under the Purchase Agreement is that the Company enter into this Agreement in order to provide the Purchasers with certain rights to register the Shares and Underlying Shares (as defined herein). The Company desires to comply with its covenants in the Purchase Agreement and to induce the Purchasers to purchase the Securities pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.


                                    AGREEMENT

The parties hereby agree as follows:

              1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

              "Act" or "Securities Act" means the United States Securities Act of 1933, as amended.

              "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Common Stock" means the Company's Common Stock, par value $0.50 per share.

              "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

              "Form S-3" means such form under the Act as in effect on the date hereof or any successor form under the Act.



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              "Holder" means the Purchasers and any permitted transferees under the Purchase Agreement that hold Securities.

              "Investor Group Registration Agreement" means the Registration Rights Agreement, dated October 26, 2000 between the Company and Adam Smith Investment Partnership L.P., Adam Smith Investments Ltd. and certain other investors executing the same.

              "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

              "Registrable Securities" means all or any portion of the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the "Underlying Shares") or other securities (other than the Warrants) of the Company issued to Purchasers in connection with Purchasers' ownership of the Securities; provided, that such Securities and other securities will cease to be Registrable Securities when and to the extent that (a) a Registration Statement covering the Registrable Securities has been declared effective under the Securities Act and the Registrable Securities have been disposed of pursuant to such effective Registration Statement, (b) the Registrable Securities are distributed to the public pursuant to Rule 144 (or any successor provision then in force) under the Securities Act, (c) such Registrable Securities are no longer held by a Holder or (d) the Registrable Securities have ceased to be outstanding.

              "Registration Statement" means a registration statement of the Company under the Securities Act on any form (to be selected by the Company) for which the Company then qualifies and which permits the sale thereunder of the number and type of Registrable Securities (and any other securities of the Company) requested by Holder pursuant to this Agreement to be included therein. The term Registration Statement shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

              "SEC" means the Securities and Exchange Commission.

              2.   Registration Rights.

                   2.1. Purchasers's Request for Registration. (a) If the Company shall receive at any time after two years after the date hereof, (a) a written request from the Holders that the Company file a Registration Statement covering the registration of at least the lesser of (i) fifty percent (50%) of the Registrable Securities then outstanding or (ii) Registrable Securities having an anticipated aggregate public offering price of at least $1.0 million, or (b) a written request from other Persons pursuant to Section 2.1(a) of the Investor Group Registration Agreement (an "Other Holder"), then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders and all Persons who are defined as "Holders" under the Investor




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Group Registration Agreement, and shall, subject to the limitations of subsection 2.2(b), use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders and the Persons who are defined as "Holders" under the Investor Group Registration Agreement (collectively with the Holders and the Other Holders, the "Demand Holders") request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                          (b)   If the Demand Holders initiating the
registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Demand Holder to include his Registrable Securities in such registration shall be conditioned upon such Demand Holder's participation in such underwriting and the inclusion of such Demand Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Demand Holder) to the extent provided herein. All Demand Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.8) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of Securities to be underwritten, then the Company shall so advise all Demand Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Demand Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Demand Holder; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                          (c)   Notwithstanding the foregoing, if the Company
shall furnish to Demand Holders requesting a Registration Statement pursuant to this Section 2.1, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                          (d)   In addition, the Company shall not be obligated
to effect, or to take any action to effect, any registration pursuant to this
Section 2.1:

                          (i) After the Company has effected two (2) registrations pursuant to this Section 2.1 (including any in which the Holders have joined in a demand registration of any Other Holder pursuant to Section 2.1(a)) and such registrations have been declared or ordered effective;




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                          (ii)   If the Company has effected a registration
     within the 90-day period next preceding such request; or

                          (iii)  During the period starting with the date sixty
     (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective.

                          (e)   Notwithstanding anything to the contrary
contained in any other provision of this Agreement, the Company shall not be required to effect a registration under the Act of an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor provision then in force) under the Act (a "Shelf Registration") or maintain the effectiveness of a registration statement to effect a Shelf Registration at the request of the Holder pursuant to this Section 2.1.

                   2.2. Company Registration. (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Act), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 2.3, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered (subject, however, to reduction in accordance with Section 2.2(b)). If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                          (b)   In the event the Holder desires to participate
in an offering pursuant to Section 2.2(a), the Holder may include Registrable Securities in any Registration Statement relating to such offering to the extent that the inclusion of such Registrable Securities will not reduce the number of Shares of Common Stock to be offered and sold pursuant thereto by the Company demand registration rights with respect to such offering. If the lead managing underwriter selected by the Company for an underwritten offering pursuant to
Section 2.2(a) determines that marketing factors require a limitation on the number of Shares of Common Stock to be offered and sold by the shareholders of the Company in such offering, there will be included in the offering only that number of Shares of Common Stock, if any, that such lead managing underwriter determines will not jeopardize the success of the offering of all Shares of Common Stock that the Company desires to sell for its own account. In such event and provided the managing underwriter has so notified the Company in writing, the number of Shares of Common Stock to be offered and sold by the shareholders of the Company, including the Holder, desiring to participate in such offering will be allocated among such holders of Shares of




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Common Stock first, pro rata pro rata among the Holders and second, among securities to be registered pursuant to demand registration rights held by Persons other than the Holders.

                   2.3. Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

                          (a)   Subject to Sections 2.1(c) and 2.1(d), prepare
and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company deems appropriate, which form is subject to the reasonable approval of the Holders participating in the offering and which form is available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; and, upon the request of any Holder, keep such Registration Statement effective for up to ninety (90) days or until all Holders have completed the distribution relating thereto; provided, however, that such ninety (90) day period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the written request of the Company in accordance with Section 2.4 or an underwriter.

                          (b)  Prepare and file with the SEC such amendments and
supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                          (c)   Furnish to the Holders such numbers of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                          (d)   Use its best efforts to register and qualify the
securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                          (e)   In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                          (f)   Notify each Holder of Registrable Securities
covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.




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                          (g)   Cause all such Registrable Securities registered
hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                          (h)   Provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                   2.4. Delay of Effective Registration Statement. Upon receipt of written notice from the Company as provided herein of the happening of any event of the kind described in Section 2.3(f), the Holders will forthwith discontinue disposition of Registrable Securities pursuant to the prospectus or Registration Statement covering such Registrable Securities until the Holders' receipt of copies of the supplemented or amended prospectus (at the Company's expense), and, if so directed by the Company, the Holders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holders' possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                   2.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                   2.6. Expenses of Demand Registration. (a) Except as provided in Section 2.6(b), all expenses, including all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company in connection with the registration of Registrable Securities pursuant to Section 2.1; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders (in which case the Holders shall bear such out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement), unless the Holders agree to forfeit their right to one demand registration pursuant to Section 2.1.

                          (b)   The Holders will pay any fees or disbursements
of counsel to the Holders and all underwriting discounts and commissions and transfer taxes, if any, and other fees, costs and expenses of the Holders relating to the sale or disposition of the Registrable Securities pursuant to a Registration Statement.

                   2.7. Expenses of Company Registration. (a) Except as provided in Section 2.6(b), the Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 for the Holders, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to the Registrable Securities and the reasonable fees and disbursements of counsel for the selling Holders.




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


                          (b)   The Holders will pay any fees or disbursements
of counsel to the Holders and all underwriting discounts and commissions and transfer taxes, if any, and other fees, costs and expenses of the Holder relating to the sale or disposition of the Registrable Securities pursuant to a Registration Statement; provided however, that the Holders shall have no obligation to pay their respective pro rata share of the incremental registration fee payable under the Act or any blue sky fees and expenses, if applicable.

                   2.8. Underwriting Requirements. In connection with any offering involving an underwriting of Securities of the Company's capital stock, the Company shall not be required under Section 2.1 or Section 2.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then, in the case of an offering pursuant to Section 2.2(a) only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of an offering of all Shares of Common Stock that the Company desires to sell for its own account. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering pursuant to Section 2.2(a) exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners, shareholders and affiliated partnerships of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholders" shall be based upon the aggregate amount of Shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

                   2.9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                   2.10. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 2:

                          (a)   To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a




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"Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (x) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person, (y) results from such Holder's failure to deliver a copy of the prospectus or any supplements thereto after the Company has furnished such Holder with a sufficient number of copies of same, or (z) results from such Holder's delivery of prospectuses after the Company has notified such Holder in writing to discontinue delivery of prospectuses.

                          (b)   To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct by such Holder.

                          (c)   Promptly after receipt by an indemnified party
under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly




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noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                          (d)   If the indemnification provided for in this
Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Subsection 2.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                          (e)   Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                          (f)   The obligations of the Company and Holders under
this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

                   2.11. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                          (a)   make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective




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date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                          (b)   use its best efforts to file with the SEC in a
timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                          (c)   furnish to any Holder, so long as the Holder
owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                   2.12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) to permitted transferees.

                   2.13. Market Stand-Off Agreement. Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with a Registration Statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock purchased in the public offering and Common Stock purchased in an open market transaction; provided, however, that all officers and directors of the Company enter into similar agreements.

                   In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the Shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 2.13.

                   Notwithstanding the foregoing, the obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.




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


                   2.14. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after such time as Rule 144 or another similar exemption under the Act is available for the sale of all of such Holder's Registrable Securities during a three (3)-month period.

                   2.15. Limitation of Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company (except for the Investor Group Registration Agreement) which would allow such holder or prospective holder to include such securities in any registration filed by the Company, unless under the terms of such agreement, such holder or prospective holder may include such securities in an such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Securities of the Holders which is included.

              3.   Miscellaneous.

                   3.1. Successors and Assigns. Except as otherwise provided herein or in the Purchase Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties provided, however, that none of the rights, interests or obligations hereunder shall be assigned (by operation of law or otherwise) by any of the parties without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                   3.2. Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

                   3.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                   3.5. Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth in the Purchase Agreement or as subsequently modified by written notice.




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


                   3.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                   3.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (z) the balance of the Agreement shall be enforceable in accordance with its terms.

                   3.8. Consent to Jurisdiction; Service of Process. To the fullest extent permitted by applicable law, each party hereto hereby irrevocably and unconditionally waives all rights to a trial by jury in any suit, action or proceeding.

                   The parties have executed this Registration Rights Agreement as of the date first written above.




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


                                 Signature Pages


                                       to


             Merrimac Industries, Inc. Registration Rights Agreement


                          Dated as of October 26, 2000

              IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or have caused this Agreement to be executed and delivered by their respective duly authorized officers, on the date first above written.



         The Company:        MERRIMAC INDUSTRIES, INC.



                             By: /s/ Robert V. Condon
                                ----------------------------------------------
                             Robert V. Condon - Vice President, Finance and Chief Financial Officer

         The Investors:      ERICSSON HOLDING INTERNATIONAL, B.V.


                             By: /s/ L.L. de Hoon
                                ----------------------------------------------

                             Print Name: L.L. de Hoon, President
                                        --------------------------------------




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


                                                                      Schedule 1

1.  Ericsson Holding International, B.V.
         c/o Ericsson Inc.
         740 East Campbell Road
         Richardson, TX  75081




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